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                                                                    EXHIBIT 23.3

                   Consent of Independent Public Accountants

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report included in the Annual Report on Form 10-K of NUI Corporation for the fiscal year ended September 30, 1999 and to all references to our firm in this Registration Statement.

ARTHUR ANDERSEN LLP

New York, New York

September 4, 2000